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                                                                   Exhibit 3.9.4

                            CERTIFICATE OF FORMATION

                                       OF

                      TURNWORKS ACQUISITION III SUB D, LLC

         1. The name of the limited liability company is "TurnWorks Acquisition III Sub D, LLC" (the "Company").

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The sole member of the Company is TurnWorks Acquisition III, Inc.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of TurnWorks Acquisition III Sub D, LLC this 4th day of January, 2002.


                                           TURNWORKS ACQUISITION III, INC.


                                           By:  /s/ Gregory D. Brenneman
                                               --------------------------------
                                               Name:  Gregory D. Brenneman
                                               Title: President